                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 8, 2000, relating to the consolidated financial statements and financial statement schedule of Moldflow Corporation, which appear in such Registration Statement. We also consent to the use in this Registration Statement on Form S-1 of our report dated February 11, 2000, relating to the consolidated financial statements of Advanced CAE Technology, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
November 22, 2000